Exhibit 10.2

SECURITIES PURCHASE AGREEMENT
AMENDMENT NO. 1

This Amendment (the “Amendment”) to the Securities Purchase Agreement (the “Securities Purchase Agreement”, or the "Agreement") dated as of the 7th day of October, 2009, between TANGIERS INVESTORS, LP, a limited partnership (the “Investor”), and NORTH BAY RESOURCES INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), is entered into as of this 28th day of January, 2013.

WHEREAS, the Company and the Investor wish to amend the Agreement under the terms and subject to the conditions set forth in this Amendment and the Securities Purchase Agreement as if set forth herein;

In consideration of the mutual promises contained herein, the parties agree as follows:

1. Amendment.

1.1 The second paragraph of the preamble to the Securities Purchase Agreement is hereby amended and restated in its entirety as set forth below:

"WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, as provided herein, and the Investor shall purchase from the Company, up to Ten Million Dollars ($10,000,000) of the Company’s common stock, par value $0.001 per share (the “Common Stock”); and"

1.2 Section 1.7 of the Securities Purchase Agreement is hereby amended and restated in its entirety as set forth below:

Section 1.7. “Commitment Amount” shall mean the aggregate amount of up to Ten Million Dollars ($10,000,000) which the Investor has agreed to provide to the Company in order to purchase the Company’s Common Stock pursuant to the terms and conditions of this Agreement.

1.3 Section 1.8 of the Securities Purchase Agreement is hereby amended and restated in its entirety as set forth below:

Section 1.8. “Commitment Period” shall mean the period commencing on the Effective Date, and expiring on the earliest to occur of (x) the date on which the Investor shall have made payment of Advances pursuant to this Agreement in the aggregate amount of the Commitment Amount, (y) the date this Agreement is terminated pursuant to Section 10.2 or (z) the date occurring sixty (60) months after the Effective Date.

1.4 Section 1.16 of the Securities Purchase Agreement is hereby amended and restated in its entirety as set forth below:

Section 1.16. “Maximum Advance Amount”  The dollar amount of each Advance will be based upon the average daily trading volume in dollar amount during the ten (10) trading days preceding the Advance Date (the “Base Amount”).  The Investor shall have the option to decline any Advance Notice that exceeds 300% of the Base Amount.  Notwithstanding the foregoing no Advance will be made in an amount lower than the Minimum Advance Amount (defined below) or higher than Two Hundred and Fifty Thousand Dollars ($250,000).

1.5 Section 1.17 of the Securities Purchase Agreement is hereby amended and restated in its entirety as set forth below:

Section 1.17.                           “Minimum Advance Amount” shall be Ten Thousand Dollars ($10,000) per Advance Notice.

1.6 Section 1.22 of the Securities Purchase Agreement is hereby amended and restated in its entirety as set forth below:

Section 1.22. “Purchase Price” shall be set at (a) ninety percent (90%) of the Market Price during the Pricing Period for up to 100% of the Base Amount (as defined in Section 1.16), (b) eighty two and a half percent (82.5%) of the Market Price during the Pricing Period for any shares in excess of 100% and less than or equal to 200% of the Base Amount, and (c) seventy five percent (75%) of the Market Price during the Pricing Period for any shares in excess of 200% of the Base Amount.

2. General Provisions.

2.1 Except as defined herein, all defined terms used herein shall have the meaning set forth in the Securities Purchase Agreement

2.2 The captions to the paragraphs/sections in this Amendment are not a part of this Amendment or the Securities Purchase Agreement, and are included merely for convenience of reference only and shall not affect its meaning or interpretation.

2.3 This Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

2.4 Company and Investor confirm and acknowledge that the Securities Purchase Agreement is in full force and effect, that there have been no uncured events of breach to date, and that each represents and warrants to the other that they are in material compliance with the Securities Purchase Agreement. Except for the changes made by this Amendment to the Securities Purchase Agreement, the Securities Purchase Agreement remains in full force and effect without modification. All references to the Agreement in the Securities Purchase Agreement mean the Securities Purchase Agreement as amended hereby.

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IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment to the Agreement as of this 28th day of January, 2013.

Tangiers Investors, LP

By:  /s/ Michael Sobeck________

Name: Michael Sobeck

Title:           Managing Member of the General Partner, Tangiers Capital, LLC

North Bay Resources Inc.

By: /s/ Perry Leopold___________

Name: Perry Leopold

Title:           CEO